Exhibit 10.2

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER

No. of Shares of Common Stock: 1,704,205

To Purchase Shares of Common Stock of

TAYLOR MORRISON HOME CORPORATION

THIS WARRANT (referred to herein as this “Warrant”) IS TO CERTIFY THAT LYON SHAREHOLDER 2012, LLC, a Delaware limited liability company (“Holder”) is entitled, at any time prior to the Expiration Date (as hereinafter defined), to purchase from TAYLOR MORRISON HOME CORPORATION, a Delaware corporation (the “Company”), up to 1,704,205 shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at the Current Warrant Price (as defined herein), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

WHEREAS, the William Lyon Homes, a Delaware corporation (“WLH”) and the Holder entered into a securities purchase agreement dated as of February 25, 2012 pursuant to which WLH issued to the Holder (i) shares of its Class B Common Stock and (ii) a Warrant to purchase shares of its Class B Common Stock (as amended from time to time, the “Prior Warrant”);

WHEREAS, on November 5, 2019, the Company, Tower Merger Sub, Inc., a Delaware corporation and a wholly owned, direct subsidiary of the Company (“Merger Sub”) and WLH entered into that certain Agreement and Plan of Merger (the “Merger Agreement”);

WHEREAS, pursuant to Section 2.4(d) of the Merger Agreement, the Prior Warrant shall be substituted and converted at the Effective Time (as defined in the Merger Agreement), by the Company issuing this Warrant to be settled in shares of Common Stock (as defined below) in substitution of the Prior Warrant;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Company hereby issues this Warrant on the following terms and conditions:

1.    DEFINITIONS

As used in this Warrant, the following terms have the respective meanings set forth below:

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 2 hereof, multiplied by (b) the Current Warrant Price in effect as of the Exercise Date in accordance with the terms of this Warrant.

“Business Day” shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of California.

“Commission” shall mean the Securities and Exchange Commission or any successor thereof.

“Common Stock” shall mean (except where the context otherwise indicates) the Common Stock, $0.00001 par value, of the Company as constituted on the Issue Date, and any capital stock into which such Common Stock may thereafter be converted, and shall also include: (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof that is not preferred as to dividends or assets over any other class of stock of the Company and that is not subject to redemption; and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.2) received by, or distributed to, the holders of Common Stock of the Company in the circumstances contemplated by Section 4.2.

“Current Warrant Price” as of any date shall mean, in respect of a share of Common Stock at any date herein specified, $19.12, as such price shall have been adjusted in accordance with Section 4 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Expiration Date” shall mean February 24, 2022.

“Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on the New York Stock Exchange; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on such exchange at the end of such day; (c) if on any such day the Common Stock is not listed on the New York Stock Exchange, the closing sales price of the Common Stock as quoted on another domestic securities exchange, the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on another domestic securities exchange, the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on another domestic securities exchange, the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on the New York Stock Exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined jointly by the Board of Directors of the Company and the Holder; provided, that if the Board of Directors of the Company and the Holder are unable to agree on the fair market value per share of the Common Stock within a reasonable period of time (not to exceed ten (10) days from the Company’s receipt of the Exercise Notice), such fair market value shall be determined by a nationally recognized investment banking, accounting or valuation firm jointly selected by the Board of Directors of the Company and the Holder. The determination of such firm shall be final and conclusive, and the fees and expenses of such valuation firm shall be borne equally by the Company and the Holder.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any international regulatory body having or asserting jurisdiction over a Person, its business or its properties.

“Holder” shall mean the Person in whose name this Warrant is registered on the books of the Company maintained for such purpose or, collectively, each Holder of a Warrant, in the event of any division of this Warrant.

“Issue Date” shall mean February 6, 2020.

“Majority Holders” shall mean the Holders of Warrants exercisable for an amount in excess of 50% of the aggregate number of shares of Warrant Stock then purchasable upon exercise of this Warrant and all warrants issued upon transfer, division or combination thereof, or in substitution for any thereof.

“OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.

“Other Property” shall have the meaning set forth in Section 4.2.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership or other entity, and shall include any successor by merger or otherwise of such entity.

“Pink OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Warrants” shall mean this Warrant and all warrants issued upon transfer, division or combination thereof, or in substitution for any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

“Warrant Stock” shall mean the shares of Common Stock purchased by Holder upon the exercise of this Warrant.

2.	EXERCISE OF WARRANT

2.1. Manner of Exercise. At any time or from time to time from and after the Issue Date and until 5:00 P.M., Pacific Standard Time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day (the “Exercise Date”), for all or any part of the number of shares of Common Stock purchasable hereunder.

(a) In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251 (or any address subsequently indicated in writing by the Company): (i) a written notice of Holder’s election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased; (ii) payment of the Aggregate Exercise Price in accordance with Section 2.1(b); and (iii) this Warrant. Such notice (an “Exercise Notice”) shall be substantially in the form appearing at the end of this Warrant as Exhibit A, duly executed by Holder. Upon receipt of the items specified in the preceding sentence, the Company shall execute or cause to be executed, and deliver or cause to be delivered to Holder as soon as practicable, a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the Aggregate Exercise and this Warrant, are received by the Company as described in this Section 2.1. If this Warrant shall have been exercised in part, appropriate notation may be made on this Warrant and the same returned to Holder.

(b) Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Notice, by the following methods:

(i) by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price (a “Cash Settlement”);

(ii) by instructing the Company to withhold (and the Company so withholding) a number of Warrant Shares otherwise issuable upon exercise of this Warrant in accordance with such Exercise Notice with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price (a “Cashless Settlement”); or

(iii) by surrendering to the Company shares of Common Stock previously acquired by the Holder with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price (a “Share Surrender Settlement”).

In the event of any withholding of Warrant Shares or surrender of other equity securities pursuant to clause (ii) or (iii) above where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld or surrendered multiplied by (y) the Fair Market Value per Warrant Share as of the Exercise Date.

2.2. Conditions to Exercise. Notwithstanding anything contained herein to the contrary, if the sale of the Warrant Stock to be received upon exercise of this Warrant has not been registered under the Securities Act, the issuance of such Warrant Stock shall be conditioned upon delivery to the Company of a written certification substantially in the form of the certification attached hereto as Exhibit B, or, at Holder’s election, the delivery to the Company of an opinion of counsel, which opinion shall be reasonably satisfactory to the Company, that such Warrant Stock may be issued without registration under the Securities Act.

2.3. Payment of Taxes. All shares of Common Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, other than income or other taxes payable by Holder (whether such taxes are imposed on the Holder by withholding or otherwise).

2.4. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of this Warrant. As to any fraction of a share that Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the Fair Market Value of such fraction.

3.	TRANSFER, DIVISION AND COMBINATION

3.1. Transfer. Neither this Warrant nor any rights hereunder shall be transferred, in whole or in part, unless such transfer is registered pursuant to the Securities Act, or pursuant to an exemption from registration under the Securities Act. Any transfer of this Warrant and of rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1, together with a written assignment of this Warrant, duly executed by Holder, and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 7, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with Section 7, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

3.2. Division and Combination. Subject to Section 7, this Warrant may be divided into multiple Warrants or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder. Subject to compliance with Section 3.1 and with Section 7, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

4.	ADJUSTMENTS

The number of shares of Common Stock for which this Warrant is exercisable and the price at which such shares may be purchased upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give Holder notice of any event described below that requires an adjustment pursuant to this Section 4 at the time of such event.

4.1. Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

(a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or to receive any other distribution of, additional shares of Common Stock,

(b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock that a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event; and (ii) the Current Warrant Price per share shall be adjusted to equal (A) the Current Warrant Price, multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment, divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

4.2. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another Person (where the Company is not the surviving corporation or where there is a change in, or distribution with respect to, the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights)

in addition to, or in lieu of, common stock of the successor or acquiring corporation (“Other Property”), are to be received by, or distributed to, the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant and payment of the Current Warrant Price, the number of shares of common stock of the successor or acquiring Person or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed in good faith to be reasonably appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.2, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to redemption, and shall also include any evidences of indebtedness, shares of stock or other securities that are convertible into, or exchangeable for, any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event, and any warrants or other rights to purchase or subscribe for any such stock. The foregoing provisions of this Section 4.2 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

4.3.	Intentionally Omitted.

4.4. Distributions. Without duplication of any adjustment pursuant to Section 4.1 or 4.2 hereof, if, while this Warrant or any portion hereof remains outstanding and unexpired, the holders of shares of Common Stock shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (including cash) of the Company by way of dividend or distribution, then, in each case, this Warrant shall represent the right to acquire upon exercise hereof, but solely with respect to any portion of this Warrant that remains unexercised and unexpired as of the record date of any such dividend or distribution, in addition to the number of shares of Common Stock then receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (including cash) that Holder would have received had it been the holder of record of the shares of Common Stock receivable as of such record date upon exercise of this Warrant and all other dividends and distributions receivable with respect to such additional stock or other securities or property after such record date and prior to the date of such exercise of this Warrant, giving effect to all adjustments called for during such period by the provisions of this Section 4.

5.	RIGHTS OF HOLDER

5.1. No Impairment. The Company shall not by any action, including the amendment of its Certificate of Incorporation or comparable governing instruments or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times, and in good faith, assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment.

Upon the request of Holder, the Company will, at any time during the period in which this Warrant is outstanding, acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

6.	RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant. All shares of Common Stock that shall be so issuable, when issued upon exercise of any Warrant and payment is made therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

7.	RESTRICTIVE LEGEND

7.1. Legend Requirement. Except as otherwise provided in this Section 7, each Warrant and each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form.

With respect to any Warrant.

“This Warrant has not been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act or the rules and regulations thereunder.”

With respect to each certificate for Warrant Stock that has not been registered under the Securities Act of 1933:

“The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act and the rules or regulations thereunder.”

7.2. Termination of Legend Requirement. Notwithstanding the foregoing provisions of this Section 7, the legend requirements of Section 7.1 shall terminate as to any share of Warrant Stock (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto, or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to the Company that such shares may be transferred without registration thereof under the Securities Act.

8.	REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934

With a view to making available to Holder the benefits of Rule 144 promulgated under the Securities Act or any other similar or successor rule or regulation of the Commission that may at any time permit Holder to sell shares of Warrant Stock to the public without registration, the Company agrees, at all times when Holder may need to rely on Rule 144 to sell such securities to the public without registration, to furnish to Holder such information as Holder may reasonably request to permit Holder to sell shares of Warrant Stock without registration.

9.	MISCELLANEOUS

9.1. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by email and confirmed by response email, addressed as follows:

(a)	If to Holder, at:

LYON SHAREHOLDER 2012, LLC

4490 Von Karman Avenue

Newport Beach, CA 92660

Attention: William H. Lyon

Email: whlyon1@gmail.com

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

4 Park Plaza

Suite 1900

Irvine, CA 92614-2585

Attention: Terrence R. Allen

Email: tallen@akingump.com

(b)	If to the Company, at

Taylor Morrison Home Corporation

4900 N. Scottsdale Rd., Suite 2000

Scottsdale, AZ 85251

Attention:	Darrell Sherman
Benjamin A. Aronovitch
Email:	dsherman@taylormorrison.com
baronovitch@taylormorrison.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention:	Scott A. Barshay
Steven J. Williams
Email:	sbarshay@paulweiss.com
swilliams@paulweiss.com

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, emailed and confirmed by response email, or three Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

9.2. Remedies. Each holder of a Warrant or Warrant Stock, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under the terms of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant, and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

9.3. Successors and Assigns. Subject to the provisions of Section 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of, and be binding upon, the successors of the Company and the successors and assigns of Holder.

9.4. Amendment. This Warrant may be modified or amended, and the provisions hereof waived, only with the written consent of the Company and the Majority Holders.

9.5. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by, or invalid under, applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

9.6. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

9.7. Governing Law. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF, OR RELATING TO, THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed.

Dated: February 6, 2020

TAYLOR MORRISON HOME CORPORATION

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Chief Legal Officer, Executive Vice President and Secretary

Exhibit A – Exercise Notice

Taylor Morrison Home Corporation

4900 N. Scottsdale Rd., Suite 2000

Scottsdale, AZ 85251

Attention: [                ]

Email: [                ]

Date: [•], 20

The undersigned hereby elects to exercise his/its Warrant and to purchase [•] shares of Common Stock of Taylor Morrison Home Corporation and receive the consideration deliverable in exchange therefor pursuant to the following settlement method (check one):

☐    Cash Settlement through the payment an amount equal to $[•] by certified or official bank check payable to the order of the Company tendered herewith;

☐    Cash Settlement through the payment of an amount equal to $[•] by wire transfer of immediately available funds to an account designated in writing by the Company;

☐    Cashless Settlement;

☐    Share Surrender Settlement through the tendering herewith of [•] shares of Common Stock.

Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.

Signature

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:

(Print in block letters)
Address:

Breakdown of Certificates (Denomination(s)):

Exhibit B – Certification Form

The undersigned hereby certifies to Taylor Morrison Home Corporation, that he/it:

a.	is an “accredited investor” within the meaning of that term as defined in Rule 501(a) promulgated under the Securities Act, and is aware that the Warrant Stock is being issued in reliance upon his/its representations herein.

b.	has a financial condition such that he/it is able to bear the risk of holding the Warrant Stock for an indefinite period of time and can bear the loss of its entire investment in the Warrant Stock.

c.	has such knowledge and experience in financial and business matters and in making investments of this type that he/it is capable of evaluating the merits and risks of any investment in the Company and has the capacity to protect his/its own interests.

d.	will acquire the Warrant Stock for investment for his/its own account and not with a view to any unlawful distribution of any part thereof and does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer, or grant participations to such Person or to any third person, with respect to the Warrant Stock, except for such contract, undertakings, agreements or arrangements which would not require registration under the Securities Act.

e.	understands that the Warrant Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act, or pursuant to an exemption therefrom, and that in the absence of an effective registration statement covering the Warrant Stock or an available exemption from registration under the Securities Act, the Warrant Stock must be held indefinitely. In the absence of an effective registration statement covering the Warrant Stock, he/it will sell, transfer, or otherwise dispose of the Warrant Stock only in a manner consistent with its representations and agreements set forth herein.

IN WITNESS WHEREOF, the undersigned has executed this CERTIFICATION this      day of         , 20    .

Signature

(Print Name)

(Street Address)

(City) (State) (Zip Code)